UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):   October 15, 2008
NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 15, 2008, NACCO Industries, Inc.’s wholly owned subsidiary, NACCO Materials Handling Group, Inc. (“NMHG”), and General Electric Capital Corporation (“GECC”) entered into a letter agreement (the “Letter Agreement”) pursuant to which NMHG and GECC agreed to maintain the Restated and Amended Joint Venture and Shareholders Agreement, dated as of April 15, 1998 (as amended, the “JV Agreement”), between NMHG and GECC and the International Operating Agreement, dated as of April 15, 1998 (as amended), between NMHG and GECC except as modified by the Letter Agreement. In general, the Letter Agreement provides that such agreements remain in full force and effect except for the permitted and prohibited arrangements that GECC may engage in with Mitsubishi Caterpillar Forklift America, Inc. or Mitsubishi Heavy Industries.
     Pursuant to the terms of the Letter Agreement, GECC has agreed to make a cash payment to NMHG of $4 million and increase the JV Agreement origination fee paid to NMHG on all U.S. retail loan and lease originations from 90 basis points to 100 basis points.
     The foregoing summary is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.
     As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.
     (d)  Exhibits

10.1	Letter Agreement executed October 15, 2008 by and between NACCO Materials Handling Group, Inc. and General Electric Capital Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Kenneth C. Schilling
	Name:	Kenneth C. Schilling
	Title:	Vice President and Controller

Date:  October 20, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Letter Agreement executed October 15, 2008 by and between NACCO Materials Handling Group, Inc. and General Electric Capital Corporation